EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated March 4, 2005 relating to the financial statements of Moixa III, Inc. in the Registration Statement on Form SB-2 dated May 5, 2005, and Prospectus, and to the reference to our firm as 'Experts in Accounting'.

By:	/s/ Traci J. Anderson
Traci J. Anderson
Huntersville, North Carolina
May 6, 2005